EXHIBIT 5.1

555 WEST FIFTH STREET	morrison & foerster llp
LOS ANGELES	new york, san francisco,
CALIFORNIA 90013-1024	los angeles, palo alto,
san diego, washington, d.c.

TELEPHONE: 213.892.5200	denver, northern virginia,
FACSIMILE: 213.892.5454	orange county, sacramento,
walnut creek, century city

WWW.MOFO.COM	tokyo, london, beijing,
shanghai, hong kong,
singapore, brussels
September 18, 2006
Smith Micro Software, Inc.
51 Columbia, Suite 200
Aliso Viejo, California 92656
Re: Smith Micro Software, Inc.—Registration Statement on Form S-3
Ladies and Gentlemen:
In connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by Smith Micro Software, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on September 18, 2006 under the Securities Act of 1933, as amended (the “Securities Act”), you have requested our opinion with respect to the matters set forth below.
You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes the prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus as supplemented by various Prospectus Supplements will provide for the registration by the Company of up to $100,000,000 in shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”).
As counsel to the Company, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the issuance and sale of the Common Stock. For the purposes of this opinion, we have assumed that such proceedings to be taken in the future will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering this opinion.
When the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance of such shares and upon issuance and delivery of and payment of legal consideration not less than the par value thereof for shares of Common Stock in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and assuming that (i) the terms of such shares as issued and delivered are as described in the Registration Statement,

September 18, 2006
Page Two
the Prospectus and the related Prospectus Supplement(s) and such resolution, (ii) at the time of issuance of such shares, the Company has a sufficient number of authorized but unissued shares under its Amended and Restated Certificate of Incorporation and (iii) such shares are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.
We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the General Corporation Law of the State of Delaware and the federal laws of the United States of America, as in effect on the date hereof.
We hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement to be filed by the Company with the Commission. We further consent to your filing a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.
Very truly yours,
/s/ Morrison & Foerster LLP